                                                                   Exhibit 23.12

Deloitte Touche Tohmatsu                                                DELOITTE
Av. Presidente Wilson, 231-22(degree)                                   TOUCHE
20030-021 - Rio de Janeiro - RJ                                         TOHMATSU
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br





Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 2 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 29, 2001, relating, to the financial statements of Companhia Coreano-Brasileira de Pelotizacao-KOBRASCO for the year ended December 31, 2000 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Independent Auditors


Rio de Janeiro, Brazil, March 12, 2002